Exhibit 3.1

FRANCISCO V. AGUILAR Secretary of State RUBEN J. RODRIGUEZ Deputy Secretary for Southern Nevada 2250 Las Vegas Blvd North, Suite 400 North Las Vegas, NV 89030 Telephone (702) 486-2880 Fax (702) 486-2452	STATE OF NEVADA OFFICE OF THE SECRETARY OF STATE	GABRIEL DI CHIARA Chief Deputy Secretary of State DEANNA L. REYNOLDS Deputy Secretary for Commercial Recordings 401 N. Carson Street Carson City, NV 89701 Telephone (775) 684-5708 Fax (775) 684-7141

Business Entity - Filing Acknowledgement

10/06/2025

Work Order Item Number:	W2025100600430-4764678
Filing Number:	20255221318
Filing Type:	Amendment After Issuance of Stock
Filing Date/Time:	10/3/2025 3:42:00 PM
Filing Page(s):	3

Indexed Entity Information:

Entity ID: E22088812022-7	Entity Name: Northann Corp.

Entity Status: Active	Expiration Date: None

Commercial Registered Agent

VCORP SERVICES, LLC

701 S. CARSON STREET, SUITE 200, Carson City, NV 89701, USA

The attached document(s) were filed with the Nevada Secretary of State, Commercial Recording Division. The filing date and time have been affixed to each document, indicating the date and time of filing. A filing number is also affixed and can be used to reference this document in the future.

Respectfully,

FRANCISCO V. AGUILAR
Secretary of State

Commercial Recording

2250 Las Vegas Blvd North	401 N. Carson Street	1 State of Nevada Way
North Las Vegas, NV 89030	Carson City, NV 89701	Las Vegas, NV 89119

Filed in the Office of
Secretary of State
State Of Nevada

Business Number
E22088812022-7
Filing Number
20255221318
Filed On
10/3/2025 3:42:00 PM
Number of Pages
3

FRANCISCO V. AGUILAR
Secretary of State
401 North Carson Street
Carson City, Nevada 89701-4201
(775) 684-5708
Website: www.nvsos.gov

Profit Corporation:

Certificate of Amendment (PURSUANT TO NRS 78.380 & 78.385/78.390)
Certificate to Accompany Restated Articles or Amended and Restated Articles (PURSUANT TO NRS 78.403)
Officer's Statement (PURSUANT TO NRS 80.030)

PRINT - USE DARK INK ONLY - DO NOT HIGHLIGHT

1. Entity information:

Name of entity as on file with the Nevada Secretary of State:

Northann Corp.

Entity or Nevada Business Identification Number (NVID): NV20222410777

2. Restated or Amended and Restated Articles: (Select one)

(If amending and restating only, complete section 1,2 3, 5 and 6)

☐ Certificate to Accompany Restated Articles or Amended and Restated Articles

☐ Restated Articles - No amendments; articles are restated only and are signed by an officer of the corporation who has been authorized to execute the certificate by resolution of the board of directors adopted on:
The certificate correctly sets forth the text of the articles or certificate as amended to the date of the certificate.

☐ Amended and Restated Articles

* Restated or Amended and Restated Articles must be included with this filing type.

3. Type of Amendment Filing Being Completed: (Select only one box)

(If amending, complete section 1, 3, 5 and 6.)

☐ Certificate of Amendment to Articles of Incorporation (Pursuant to NRS 78.380 - Before Issuance of Stock)

The undersigned declare that they constitute at least two-thirds of the following: (Check only one box) ☐ incorporators ☐ board of directors

The undersigned affirmatively declare that to the date of this certificate, no stock of the corporation has been issued

☒ Certificate of Amendment to Articles of Incorporation (Pursuant to NRS 78.385 and 78.390 - After Issuance of Stock)

The vote by which the stockholders holding shares in the corporation entitling them to exercise at least a majority of the voting power, or such greater proportion of the voting power as may be required in the case of a vote by classes or series, or as may be required by the provisions of the articles of incorporation* have voted in favor of the amendment is: 67.1%

Or ☐ No action by stockholders is required, name change only.

☐ Officer's Statement (foreign qualified entities only) -

Name in home state, if using a modified name in Nevada:

Jurisdiction of formation:

Changes to takes the following effect:

☐ The entity name has been amended.
☐ The purpose of the entity has been amended.
☐ The authorized shares have been amended.
☐ Other: (specify changes)
☐ Dissolution
☐ Merger
☐ Conversion

* Officer's Statement must be submitted with either a certified copy of or a certificate evidencing the filing of any document, amendatory or otherwise, relating to the original articles in the place of the corporations creation.

This form must be accompanied by appropriate fees.

Page 1 of 2
Revised: 9/1/2023

FRANCISCO V. AGUILAR
Secretary of State
401 North Carson Street
Carson City, Nevada 89701-4201
(775) 684-5708
Website: www.nvsos.gov

Profit Corporation:
Certificate of Amendment (PURSUANT TO NRS 78.380 & 78.385/78.390)
Certificate to Accompany Restated Articles or Amended and Restated Articles (PURSUANT TO NRS 78.403)
Officer's Statement (PURSUANT TO NRS 80.030)

4. Effective Date and Time: (Optional)

Date: 10/07/2025 Time: 12:01am EDT

(must not be later than 90 days after the certificate is filed)

5. Information Being Changed: (Domestic corporations only)

Changes to takes the following effect:

- ☐ The entity name has been amended.
- ☐ The registered agent has been changed. (attach Certificate of Acceptance from new registered agent)
- ☐ The purpose of the entity has been amended.
- ☐ The authorized shares have been amended.
- ☐ The directors, managers or general partners have been amended.
- ☐ IRS tax language has been added.
- ☐ Articles have been added.
- ☐ Articles have been deleted.
- ☒ Other.

The articles have been amended as follows: (provide article numbers, if available)

Article 8 is amended as provided in the Addendum attached hereto.

(attach additional page(s) if necessary)

6. Signature: (Required)

X [signature]
Signature of Officer or Authorized Signer

President
Title

X ______________________
Signature of Officer or Authorized Signer

Title

*If any proposed amendment would alter or change any preference or any relative or other right given to any class or series of outstanding shares, then the amendment must be approved by the vote, in addition to the affirmative vote otherwise required, of the holders of shares representing a majority of the voting power of each class or series affected by the amendment regardless to limitations or restrictions on the voting power thereof.

Please include any required or optional information in space below:
(attach additional page(s) if necessary)

This form must be accompanied by appropriate fees.

Page 2 of 2
Revised: 9/1/2023

ADDENDUM

TO

ARTICLES OF INCORPORATION

OF

NORTHANN CORP.

(the “Corporation”)

Article 8 of the Articles of Incorporation is hereby amended by the addition of the following:

On October 7, 2025, effective at 12:01 a.m. EDT (the “Effective Time”), each eight (8) shares of the Corporation’s Common Stock, $0,001 par value (the “Common Stock”), issued and outstanding or held as treasury stock at such time shall, without further action on the part of the Corporation or holder thereof, be combined into one (1) validly issued, fully paid, and nonassessable share of Common Stock (the “Reverse Stock Split”), subject to the treatment of fractional share interests as describe below. The par value of the Common Stock following the Reverse Stock Split shall remain at $0,001 per share. No fractional shares shall be issued upon the Reverse Stock Split. If the Reverse Stock Split would result in the issuance of a fractional share of Common Stock, the Corporation shall in lieu of issuing any such fractional share round up such fractional share to the next whole share. Each certificate that immediately prior to the Effective Time represented shares of Common Stock (an “Old Certificate”) shall thereafter represent that number of shares of Common Stock into which the shares of Common Stock represented by the Old Certificate shall have been combined, subject to elimination of fractional share interests as described above.

NEVADA STATE BUSINESS LICENSE

Northann Corp.

Nevada Business Identification # NV20222410777

Expiration Date: 03/31/2026

In accordance with Title 7 of Nevada Revised Statutes, pursuant to proper application duly filed and payment of appropriate prescribed fees, the above named is hereby granted a Nevada State Business License for business activities conducted within the State of Nevada.

Valid until the expiration date listed unless suspended, revoked or cancelled in accordance with the provisions in Nevada Revised Statutes. License is not transferable and is not in lieu of any local business license, permit or registration.

License must be cancelled on or before its expiration date if business activity ceases. Failure to do so will result in late fees or penalties which, by law, cannot be waived.

IN WITNESS WHEREOF, I have hereunto set my hand and affixed the Great Seal of State, at my office on 10/06/2025.

Certificate Number: B202510066150807
You may verify this certificate	FRANCISCO V. AGUILAR
online at https://www.nvsilverflume.gov/home	Secretary of State